Exhibit 10.15.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

AMENDMENT NO. 4 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 4 to Amended and Restated Master Repurchase Agreement (the “Amendment”), dated as of April 14, 2017, between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and QUICKEN LOANS INC. (the “Seller”).

RECITALS

The Buyer and Seller are parties to (a) that certain Amended and Restated Master Repurchase Agreement, dated as of April 10, 2015 (as amended by Amendment No. 1, dated as of June 24, 2015, Amendment No. 2, dated as of January 29, 2016 and Amendment No. 3, dated as of October 6, 2016, the “Existing Repurchase Agreement”; and as amended by this Amendment, the “Repurchase Agreement”) and (b) that certain Pricing Letter, dated as of April 10, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or the Pricing Letter, as applicable.

The Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.     Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1          deleting the definitions of “Approved Underwriting Guidelines”, “Change in Control”, “Conforming Mortgage Loan” and “Indebtedness” in their entirety and replacing them with the following:

“Approved Underwriting Guidelines” shall mean (i) the underwriting guidelines approved by Buyer in its sole discretion, or (ii) applicable Agency, FHA, VA, RD and HUD underwriting guidelines.

“Change in Control” shall mean:

(a)           any transaction or event as a result of which Dan Gilbert or his estate, trusts or successors as a result of his death or incapacity ceases to beneficially own, directly or indirectly, in excess of 50% of the voting stock of Seller Party; or

(b)           the sale, transfer, or other disposition of all or substantially all of Seller Party’s assets (excluding any such action taken in connection with any securitization transaction) outside of the ordinary course of business without Buyer’s prior written consent; or

(c)           the consummation of a merger or consolidation of Seller Party with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), without Buyer’s prior written consent, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not direct or indirect stockholders of Seller Party immediately prior to such merger, consolidation or other reorganization.

“Conforming Mortgage Loan” shall mean a Mortgage Loan which is secured by a first lien, and such Mortgage Loan (a) conforms to the requirements of an Agency for securitization or purchase and has (i) a minimum FICO score of [***] and (ii) a DTI not more than [***] or (b) is eligible to be insured by FHA or guaranteed by VA or RD, as applicable, (excluding any Mortgage Loan which exceeds Agency guidelines for maximum general conventional loan amount) and (i) has a minimum FICO score of [***] (ii) has a DTI not more than [***] (iii) has a LTV not more than [***] and (iv) is not a HECM Loan.

“Indebtedness” shall mean, for any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are received, and all obligations of such Person to pay amounts under leases which are required under GAAP to be recorded as capital leases, (ii) Indebtedness of others Guaranteed by such Person, (iii) Indebtedness of others secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including without limitation accounts receivable and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment thereof, (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, (v) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, and (vi) Indebtedness of general partnerships of which such Person is a general partner. Notwithstanding any of the foregoing to the contrary, “Indebtedness” shall not include (a) liabilities associated with Seller’s or its subsidiaries’ securitized Home Equity Conversion Mortgage Loan inventory where such securitization does not meet the GAAP criteria for sale treatment, (b) loan loss reserves, (c) deferred taxes arising from capitalized excess service fees, (d) operating leases, (e) transactions for the sale of mortgage or home equity loans and (f) for all purposes other than determining if there is a cross default relating to Indebtedness under Section 13(g) of this Agreement, which shall include the following clauses (f)(i) through (f)(iii), (i) Subordinated Debt, (ii) obligations under Interest Rate Protection Agreements, or (iii) obligations related to treasury management, brokerage or trading-related arrangements.

SECTION 2.    Buydown Amount. Section 9(f) and the first paragraph of Section 9(g) of the Existing Repurchase Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(f)     Buydown Amount. The Buydown Amount shall be held as unsegregated cash margin and collateral for all Obligations under this Agreement. Without limiting the generality of the foregoing, in the event that Buyer receives a shortfall in the payment of Repurchase Price, Seller fails to timely satisfy a Margin Call or an Event of Default exists, the Buyer shall be entitled to use any or all of the Buydown Amount and to withdraw such amount from the Operating Account in Buyer’s sole discretion to cure such circumstance or otherwise exercise remedies available to the Buyer without prior notice to, or consent from, Seller; provided that Buyer will promptly notify Seller of such application of funds; provided, further, that the failure to provide such notice shall not affect the validity of Buyer’s actions. Within two (2) Business Days’ receipt of written request from Seller, and provided Seller has not failed to timely satisfy a Margin Call or an Event of Default does not exist, Buyer shall withdraw any portion of such Buydown Amount from the Operating Account and remit such amount back to Seller.

(g)      Operating Account Interest. Subject to Section 9(h), The Buydown Amount will accrue interest at the Operating Account Rate; provided that in no event shall interest accrue on (A) the Buydown Amount (x) if on any day the Buydown Amount is less than the Minimum Balance Requirement or (y) the average balance of funds in the Operating Account during any calendar month is less than the Minimum Balance Requirement and (B) that portion of the Buydown Amount that is in excess of the Minimum Balance Requirement. Unless otherwise set forth in the Pricing Letter:

SECTION 3.    Events of Default. Section 13 of the Existing Repurchase Agreement is hereby amended by deleting subsection (j) in its entirety and replacing it with the following:

(j)      Liens. Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer); or at least one of the following fails to be true (A) the Repurchase Assets shall have been sold to Buyer, or (B) the Liens contemplated hereby are first priority perfected Liens on any Repurchase Assets in favor of Buyer; provided that, (i) solely with respect to Purchased Mortgage Loans, the Purchase Price of which, individually or in the aggregate, does not exceed [***] any of the foregoing is not cured within two (2) Business Days following the earlier of written notice to, or knowledge of, an Executive Officer, and (ii) for all other Purchased Mortgage Loans, any of the foregoing is not cured within one (1) Business Day following the earlier of written notice to, or knowledge of, an Executive Officer; or

SECTION 4.    Notice Information. Section 24 of the Existing Repurchase Agreement is hereby amended by deleting the notice information of the Seller in its entirety and replacing it with the following:

If to Seller:

Quicken Loans, Inc.

1050 Woodward Avenue

Detroit, Michigan, 48226

Attention: Julie Booth

Telephone: (313) 373-7968

Facsimile: (877) 380-4048

Email: JulieBooth@quickenloans.com

With a copy to:

Quicken Loans, Inc.

1050 Woodward Avenue

Detroit, Michigan, 48226

Attention: Angelo V. Vitale

Telephone: (313) 373-7556

Facsimile: (877) 380-4045

Email: angelovitale@quickenloans.com

SECTION 5.   Litigation. Schedule 11(f) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule 11(f) attached to this Amendment.

SECTION 6.   Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

6.1       Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(i)                    this Amendment, executed and delivered by duly authorized officers, as applicable, of the Buyer and Seller;

(ii)                   Amendment No. 9 to Pricing Letter, executed and delivered by duly authorized officers, as applicable, of Buyer and Seller; and

(iii)                  such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 7.    Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 8.    Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement. Each of Buyer and Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 9.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 10.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 12.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13.    GOVERNING  LAW. THIS  AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS AG, BY AND THROUGH ITS BRANCH
OFFICE AT 1285 AVENUE OF THE AMERICAS,
NEW YORK, NEW YORK, as Buyer

By:	/s/ Ari Lash
Name: Ari Lash
Title: Executive Director

By:	/s/ Hye-Eun Cheong
Name: Hye-Eun Cheong
Title: Director

QUICKEN LOANS INC., as Seller

By:
Name:
Title:

Signature Page to Amendment No. 4 to Amended and Restated Master Repurchase Agreement

IN WITNESS WHEREOF, the Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS AG, BY AND THROUGH ITS BRANCH
OFFICE AT 1285 AVENUE OF THE
AMERICAS, NEW YORK, NEW YORK, as
Buyer

By:
Name:
Title:

By:
Name:
Title:

QUICKEN LOANS INC., as Seller

By:	/s/ Jay Farner
Name: Jay Farner
Title: Chief Executive Officer

Signature Page to Amendment No. 4 to Amended and Restated Master Repurchase Agreement

Schedule 11(f)

LITIGATION

See Attached

I. Ordinary Course of Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Quicken Loans Inc. (and its Subsidiaries) may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. and on account of consumer bankruptcies. In many of these actions, Quicken Loans (and its Subsidiaries) may not be the real party of interest (because Quicken Loans is not the servicer of the loan or the holder of the note) but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. Such matters are turned over to the servicer of the loan for those loans Quicken Loans or its Subsidiary do not service. In other cases, such as lien avoidance cases brought in bankruptcy, Quicken Loans or its Subsidiary are insured by title insurance and the case is turned over to the title insurer who tenders our defense.

As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Quicken Loans’ consolidated financial position in a material way. However, regardless of the outcome of this or other matters referred to herein, litigation can have a significant effect on Quicken Loans and its Subsidiaries for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Quicken Loans’ information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II. Non-Ordinary Course of Business Litigation

			Nature of		Date
Case Title	Court	Case Number	Action	Description of Claims	Served
United States of America vs. Quicken Loans Inc.	US District Court, Eastern District, Michigan	16-cv-14050	False Claims Act	The U.S. claims that QL violated the False Claims Act by falsely certifying that FHA loans made by Quicken Loans met FHA underwriting requirements.	4/23/2015

Alex Jacobs vs. Quicken Loans Inc.	US District Court, Southern District, Florida	15-cv-81386	TCPA

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming QL used prerecorded voice messaging and automatic dialers for marketing purposes on cell phones without consent.

10/8/2015

Residential Funding Company vs. Quicken Loans Inc., et al.	District Court, Hennepin County, Minnesota	14-cv-3111	Breach of Contract	Plaintiff asserts claims for repurchase or indemnification based on origination and underwriting errors.	12/16/2013

			Nature of		Date
Case Title	Court	Case Number	Action	Description of Claims	Served
Deutsche Bank National Trust Company, solely as Trustee of the Harborview Mortgage Loan Trust (2007-7) vs. Quicken Loans Inc.	Supreme Court, New York County, New York	13-653048	Breach of Contract

Plaintiff-trustee, on behalf of Freddie Mac, claims that Quicken Loans breached a contract to sell loans consistent with certain representations and warranties and failed to repurchase loans when required.

* Notice of Appeal filed by Plaintiff, Deutsche Bank National Trust Company.

8/30/2013

Phillip Alig, et al. vs. Quicken Loans Inc., et al.	US District Court, Northern District, West Virginia	11-c-428	Lender Liability

Putative class action complaint alleging violation of West Virginia consumer protection statutes for (1) providing the client’s estimated value to appraisers; (2) charging illegal or unauthorized loan discount fee; and (3) not providing copies of signed documents at closing. In June 2016, an order was entered granting class certification and summary judgment against QL on twoclaims. QL is pursuing all appeal options.

6/25/2012

Eileen Nece vs. Quicken Loans	United States District Court Middle District of Florida	8:16-cv-02605- SDM-TBM	Lender Liability

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming: (a) QL called her, without express consent, on her landline using a prerecorded message; (b) QL called her, without express consent, even though her number was on the national DNC list; (c) QL called her without having procedures in place for maintaining an internal DNC list; and (d) QL failed to timely opt her out.

9/8/2016
Quicken Loans Inc. vs. Re/Max	US District Court, Colorado	1:16-cv-02696- RM-NYM	Breach of Contract

Quicken Loans sued Re/Max for, among other things, fraudulent inducement, unjust enrichment, promissory estoppel and breach of contract. These claims all stem from a failed partnership whereby Re/Max was to provide marketing services to Quicken Loans.

9/8/2016

			Nature of		Date
Case Title	Court	Case Number	Action	Description of Claims	Served
Re/Max, LLC vs. Quicken Loans Inc.	US District Court, Colorado	16-CV-02357- CMA	Breach of Contract

Breach of contract claim alleging that RE/MAX fulfilled their duties under the terms of the contract and that Quicken Loans failed to perform its obligations, namely, to make payment for services provided.

9/20/2016

Tamika McLemore vs. Quicken Loans Inc.	US District Court, Michigan	16-cv-14397	TCPA

Plaintiff alleges violation of the Telephone Consumer Protection Act by claiming: (a) QL used prerecorded messages when calling her, (b) QL called her using an autodialer, and (c) QL called her despite the fact that her number was on the National DNC list. McLemore claims that she never provided express written consent for QL to contact her using any of the methods described above.

12/23/2016

III. Regulatory and Administrative Matters

As a non-depository mortgage banker, Quicken Loans (and its Subsidiaries) are regulated by and subject to various state agencies that oversee and regulate (a) mortgage lending and the activities of bank and/or non-bank financial institutions and/or (b) insurance agency / escrow agent activities and practices. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken. These agencies also have the authority to seek revocation of an institution’s or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business and in any given year, Quicken Loans (and its Subsidiaries) participate in and respond to numerous regular periodic state examinations, while at the same time responding to examination findings from other states. In some instances, Quicken Loans (and its Subsidiaries) may dispute the state agency’s findings and/or attempt to reconcile our differences. In other instances Quicken Loans (and its Subsidiaries) may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage banker, we are in the ordinary course of business, subject to such inquiries and investigations. Quicken Loans and its Subsidiaries have thirty team members on its legal/compliance team consisting of in-house lawyers, paralegals and compliance personnel who manage this part of the business. Although Quicken Loans (and its Subsidiaries) may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans’ consolidated financial position or operations in a material way.

Dated: March 6, 2017